Exhibit 99.1

Bristol-Myers Squibb’s Second Quarter Highlighted by the Planned Strategic Acquisition of Amylin Pharmaceuticals and Important Clinical Data in Immuno-Oncology

•	Planned Acquisition of Amylin Expected to Add Two Marketed GLP-1 Agonists to Our Diabetes Franchise and Our Alliance with AstraZeneca

•	Important Clinical Data from Immuno-Oncology Franchise Were Presented at ASCO

•	Net Sales Fell 18% to $4.4 Billion Following Patent Expiration of Plavix® and Avapro/Avalide®; Excluding Plavix and Avapro/Avalide Sales Increased 8%

•	GAAP EPS Decreased 27% to $0.38; Non-GAAP EPS Decreased 14% to $0.48

•	Adjusts 2012 GAAP EPS Guidance Range to $1.78 to $1.88 and Confirms non-GAAP EPS Guidance Range of $1.90 to $2.00

(NEW YORK, July 25, 2012) – Bristol-Myers Squibb Company (NYSE: BMY) today reported results for the second quarter of 2012 highlighted by the planned strategic acquisition of Amylin Pharmaceuticals and the presentation of important clinical data from the Company’s immuno-oncology pipeline. The Company also adjusted its GAAP EPS guidance range and confirmed its non-GAAP EPS guidance range for 2012.

“We have been preparing for the expected loss of exclusivity of Plavix and Avapro/Avalide for a number of years and I am pleased with our company’s progress as we look to the future,” said Lamberto Andreotti, chief executive officer, Bristol-Myers Squibb. “With the growth of a large number of key products from across our portfolio, the promising data from our immuno-oncology franchise presented at ASCO and the innovative planned acquisition of Amylin we are building a strong foundation for success.”

	Second Quarter
$ amounts in millions, except per share amounts
	2012	2011	Change
Net Sales	$4,443	$5,434	(18)%
GAAP Diluted EPS	0.38	0.52	(27)%
Non-GAAP Diluted EPS	0.48	0.56	(14)%

SECOND QUARTER FINANCIAL RESULTS

•

Bristol-Myers Squibb posted second quarter 2012 net sales of $4.4 billion, a decrease of 18% compared to the same period a year ago, following the U.S. patent expiration of Avapro/Avalide in March 2012 and Plavix in May 2012. Excluding Plavix and Avapro/Avalide, net sales grew by 8% compared to the second quarter of 2011.

•

U.S. net sales decreased 27% to $2.6 billion in the quarter compared to the same period a year ago following the U.S. patent expiration of Avapro/Avalide and Plavix. International net sales decreased 1% to $1.9 billion.

•	Gross margin as a percentage of net sales was 72.0% in the quarter compared to 72.7% in the same period a year ago.

•	Marketing, selling and administrative expenses decreased 3% to $1 billion in the quarter.

•	Advertising and product promotion spending decreased 11% to $224 million in the quarter.

•	Research and development expenses increased 4% to $962 million in the quarter.

•	The effective tax rate on earnings before income taxes was 23.7% in the quarter, compared to 27.0% in the second quarter last year.

•	The Company reported net earnings attributable to Bristol-Myers Squibb of $645 million, or $0.38 per share, in the quarter compared to $902 million, or $0.52 per share, a year ago.

•

The Company reported non-GAAP net earnings attributable to Bristol-Myers Squibb of $808 million, or $0.48 per share, in the second quarter, compared to $971 million, or $0.56 per share, for the same period in 2011. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•	Cash, cash equivalents and marketable securities were $8.8 billion, with a net cash position of $3.3 billion, as of June 30, 2012.

SECOND QUARTER PRODUCT AND PIPELINE UPDATE

Bristol-Myers Squibb’s global sales in the second quarter included Onglyza®/Kombiglyze® which grew 54%, Baraclude® which grew 22%, Orencia® which grew 27%, Sprycel® which grew 26% and Yervoy® which had sales of $162 million.

Eliquis®

•

In June, the Company and its partner, Pfizer, announced that the U.S. Food and Drug Administration (FDA) issued a Complete Response Letter (CRL) regarding the New Drug Application for Eliquis for the prevention of stroke and systemic embolism in patients with nonvalvular atrial fibrillation. The CRL requested additional information on data management and verification from the ARISTOTLE trial. The FDA has not requested that the companies complete any new studies.

Erbitux®

•

In July, the Company and its partner, Lilly, announced that Erbitux, in combination with the chemotherapy regimen FOLFIRI, was approved by the FDA for the first-line treatment of patients with KRAS mutation-negative (commonly known as KRAS wild-type), epidermal growth factor receptor-expressing metastatic colorectal cancer as determined by FDA-approved tests for this use.

Orencia

•	In May, the FDA approved the Company’s state-of-the-art bulk biologics manufacturing facility in Devens, Mass., for commercial production of Orencia.

•

In June, at the European League Against Rheumatism’s Annual European Congress of Rheumatology in Berlin, the Company presented data from a Phase III head-to-head clinical trial which showed subcutaneous Orencia achieved comparable rates of efficacy at one year to Humira® in patients with moderate to severe rheumatoid arthritis.

•

In July, the Marketing Authorization Application for Orencia subcutaneous formulation received a positive opinion from Europe’s Committee for Medicinal Products for Human Use (CHMP) for use in treating patients with moderate to severe rheumatoid arthritis. The CHMP’s positive opinion will now be reviewed by the European Commission, which has authority to approve medicines for the European Union.

Nulojix®

•

In June, at the annual meeting of the American Transplant Congress in Boston, the Company presented new four-year results from the long-term extensions of the BENEFIT and BENEFIT-EXT trials for Nulojix which showed a consistent safety profile through year four compared with year three, and renal function benefit versus cyclosporine that was maintained through four years in patients enrolled in the long-term extension from both trials.

Brivanib

•

In July, the Company announced that the BRISK-FL study with investigational compound Brivanib did not meet its primary endpoint of overall survival based on a non-inferiority statistical design in a Phase III clinical trial versus sorafenib as first-line treatment in patients with advanced hepatocellular carcinoma (HCC), or liver cancer.

Forxiga®

•

In June, at the annual meeting of the American Diabetes Association in Philadelphia, the Company and its partner, AstraZeneca, presented results from a Phase III study that showed Forxiga demonstrated significant reductions in blood sugar levels compared with placebo when either agent was added to sitagliptin with or without metformin. The study also demonstrated significant reductions in total body weight and fasting plasma glucose levels for Forxiga.

Anti-PD-1

•

In June, at the annual meeting of the American Society of Clinical Oncology in Chicago, the Company presented interim results from the expanded Phase I dose-ranging study of its investigational anti-PD-1 immunotherapy (BMS-936558), which showed clinical activity in patients with previously treated non small-cell lung cancer, metastatic melanoma and renal cell carcinoma. The data was also published in the New England Journal of Medicine.

SECOND QUARTER BUSINESS DEVELOPMENT UPDATE

•

In June, the Company announced the planned acquisition of Amylin Pharmaceuticals, a biopharmaceutical company in San Diego focused on the discovery, development and commercialization of innovative medicines for patients with diabetes, particularly GLP-1 agonists.

•	In June, the Company also announced that it would expand its successful diabetes alliance with AstraZeneca to include assets from Bristol-Myers Squibb’s planned acquisition of Amylin Pharmaceuticals.

•

In June, the Company announced the formation of a strategic partnership with Emory University to conduct clinical trials in the metropolitan Atlanta area to support ongoing development of investigational medicines focusing on oncology, metabolics, hepatitis C and immunoscience.

•

In May, the Company and Tsinghua University in Beijing, China, announced a multi-year strategic partnership to identify and validate novel targets in oncology and immunoscience, as well as focus on structural biology research.

•

In May, the Company announced the formation of the International Immuno-Oncology Network, a global collaboration between Bristol-Myers Squibb and ten leading cancer-research institutions that aims to further the scientific understanding of immuno-oncology.

2012 FINANCIAL GUIDANCE

Bristol-Myers Squibb is adjusting its 2012 GAAP EPS guidance range of $1.90 to $2.00 to $1.78 to $1.88. This GAAP EPS guidance does not include the impact of the planned acquisition of Amylin, or of the new collaboration agreement with AstraZeneca relating to certain Amylin assets.

The Company is also confirming its non-GAAP EPS guidance range of $1.90 to $2.00. This non-GAAP EPS guidance includes the expected negative impact of $0.03 per share related to the acquisition of Amylin and the new collaboration agreement with AstraZeneca. There is no reasonably accessible or reliable comparable GAAP measure for this non-GAAP EPS information related to the planned Amylin transactions.

The Company is not updating its line-item guidance at this time.

This guidance does not include the impact of any potential strategic acquisition and divestitures, or any specified items that have not yet been identified and quantified. The non-GAAP 2012 guidance also excludes specified items as discussed under “Use of Non-GAAP Financial Information.” The estimated non-GAAP EPS impact of the planned Amylin acquisition and new AstraZeneca collaboration agreement excludes amortization of acquired intangible assets, restructuring costs and other costs associated with the transactions. Details reconciling adjusted non-GAAP amounts with the amounts reflecting specified items are provided in supplemental materials available on the Company’s website.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings and related earnings per share information. These measures are adjusted to exclude certain costs, expenses, significant gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: restructuring and other exit costs; accelerated depreciation charges; IPRD and asset impairments; charges and recoveries relating to significant legal proceedings; upfront, milestone and other licensing payments for in-licensing of products that have not achieved regulatory approval which are immediately expensed; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Non-GAAP financial measures provide the company and its investors with an indication of the company’s baseline performance before items that are considered by the company not to be reflective of the company’s ongoing results. The company uses non-GAAP gross profit, non-GAAP marketing, selling and administrative expense, non-GAAP research and development expense, and non-GAAP other income and expense measures to set internal budgets, manage costs, allocate resources, and plan and forecast future periods. Non-GAAP effective tax rate measures are primarily used to plan and forecast future periods. Non-GAAP earnings and earnings per share measures are primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, effects of the continuing implementation of the discounts and pharmaceutical company fee under the 2010 U.S. health care reform law, governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its String of Pearls strategy, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

There will be a conference call on July 25, 2012, at 10:30 a.m. EDT during which company executives will review financial information and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live web cast of the call at http://investor.bms.com or by dialing: 913-312-0418, confirmation code: 4565698. Materials related to the call will be available at the same website prior to the call.

For more information, contact: Jennifer Fron Mauer, 609-252-6579, Communications; John Elicker, 609-252-4611, or Timothy Power, 609-252-7509, Investor Relations.

Abilify® is a trademark of Otsuka Pharmaceutical Co., Ltd.

Atripla® is a trademark of Bristol-Myers Squibb Co. and Gilead Sciences, Inc.

Avapro®, Avalide®, and Plavix® are trademarks of Sanofi.

Erbitux® is a trademark of ImClone LLC. ImClone Systems is a wholly-owned subsidiary of Eli Lilly and Company.

Humira® is a trademark of Abbott Biotechnology Ltd.

All other brand names are registered trademarks of the Company or one of its subsidiaries.

BRISTOL-MYERS SQUIBB COMPANY

SELECTED PRODUCTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(Unaudited, dollars in millions)

The following table sets forth worldwide and U.S. reported net sales for selected products. In addition, the table includes, where applicable, the estimated total U.S. prescription change for the retail and mail-order channels for the comparative periods presented for certain of the company’s U.S. pharmaceutical products based on third-party data. A significant portion of the company’s U.S. pharmaceutical sales is made to wholesalers. Where changes in reported net sales differ from prescription growth, this change in net sales may not reflect underlying prescriber demand.

	Worldwide Net Sales			U.S. Net Sales
	2012	2011	% Change	2012	2011	% Change	% Change in U.S. Total Prescriptions vs. 2011
Three Months Ended June 30,
Key Products
Plavix	$741	$1,865	(60)%	$701	$1,747	(60)%	(45)%
Avapro/Avalide	117	251	(53)%	20	133	(85)%	(82)%
Eliquis	1	—	N/A	—	—	—	—
Abilify	711	706	1%	530	517	3%	—
Reyataz	406	396	3%	196	189	4%	(4)%
Sustiva Franchise	388	371	5%	256	228	12%	(2)%
Baraclude	357	292	22%	59	51	16%	10%
Erbitux	179	173	3%	173	167	4%	N/A
Sprycel	244	193	26%	90	68	32%	37%
Yervoy	162	95	71%	121	95	27%	N/A
Orencia	290	228	27%	197	152	30%	N/A
Nulojix	3	2	27%	2	2	—	N/A
Onglyza/Kombiglyze	172	112	54%	123	80	54%	53%

Mature Products and All Other	672	750	(10)%	123	133	(8)%	N/A

Total	4,443	5,434	(18)%	2,591	3,562	(27)%	N/A

Total excluding Plavix and Avapro/Avalide	3,585	3,318	8%	1,870	1,682	11%	N/A
	Worldwide Net Sales			U.S. Net Sales
	2012	2011	% Change	2012	2011	% Change	% Change in U.S. Total Prescriptions vs. 2011
Six Months Ended June 30,
Key Products
Plavix	$2,434	$3,627	(33)%	$2,331	$3,388	(31)%	(26)%
Avapro/Avalide	324	541	(40)%	120	293	(59)%	(55)%
Eliquis	1	—	N/A	—	—	—	—
Abilify	1,332	1,330	—	970	977	(1)%	2%
Reyataz	764	762	—	383	370	4%	(2)%
Sustiva Franchise	774	714	8%	507	443	14%	—
Baraclude	682	567	20%	114	99	15%	11%
Erbitux	358	338	6%	346	329	5%	N/A
Sprycel	475	365	30%	183	129	42%	41%
Yervoy	316	95	*	238	95	*	N/A
Orencia	544	427	27%	366	290	26%	N/A
Nulojix	4	2	92%	3	2	50%	N/A
Onglyza/Kombiglyze	333	193	73%	241	137	76%	65%

Mature Products and All Other	1,353	1,484	(9)%	242	260	(7)%	N/A

Total	9,694	10,445	(7)%	6,044	6,812	(11)%	N/A

Total excluding Plavix and Avapro/Avalide	6,936	6,277	10%	3,593	3,131	15%	N/A

*	In excess of +/- 100%

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(Unaudited, amounts in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Sales	$4,443	$5,434	$9,694	$10,445

Cost of products sold	1,245	1,481	2,548	2,824
Marketing, selling and administrative	1,004	1,040	2,006	1,968
Advertising and product promotion	224	253	418	467
Research and development	962	923	1,871	1,858
Provision for restructuring, net	20	40	42	84
Litigation expense/(recoveries)	—	—	(172)	—
Equity in net income of affiliates	(53)	(62)	(110)	(144)
Other (income)/expense, net	(18)	(31)	5	(169)

Total expenses	3,384	3,644	6,608	6,888

Earnings before Income Taxes	1,059	1,790	3,086	3,557
Provision for income taxes	251	483	796	883

Net Earnings	808	1,307	2,290	2,674

Net Earnings Attributable to Noncontrolling Interest	163	405	544	786

Net Earnings Attributable to BMS	$645	$902	$1,746	$1,888

Earnings per Common Share Attributable to BMS:
Basic	$0.38	$0.53	$1.04	$1.11
Diluted	$0.38	$0.52	$1.02	$1.10

Average Common Shares Outstanding:
Basic	1,683	1,707	1,685	1,705
Diluted	1,701	1,722	1,704	1,718

Other (income)/expense

Interest expense	$41	$32	$83	$63
Investment income	(22)	(25)	(58)	(46)
Intangible asset impairment	—	—	38	—
Gain on sale of product lines, businesses and assets	(3)	(2)	(3)	(11)
Other income from alliance partners	(83)	(41)	(129)	(63)
Pension curtailments and settlements	—	—	—	(3)
Litigation charges/(recoveries)	22	(4)	22	(106)
Product liability charges	—	—	—	26
Other	27	9	52	(29)

Other (income)/expense	$(18)	$(31)	$5	$(169)

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(Unaudited, dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cost of products sold*	$147	$18	$147	$41

Marketing, selling and administrative**	5	10	13	14

Upfront, milestone and other licensing payments	—	50	—	138
IPRD impairment	45	—	103	15

Research and development	45	50	103	153

Provision for restructuring	20	40	42	84

Litigation expense/(recoveries)	—	—	(172)	—

Intangible asset impairment	—	—	38	—
Loss on debt repurchase	—	—	19	—
Acquisition related items	1	—	13	—
Litigation charges/(recoveries)	22	—	22	(102)
Product liability charges	—	—	—	26

Other (income)/expense	23	—	92	(76)

Increase/(Decrease) to pretax income	240	118	225	216

Income tax on items above	(77)	(34)	(69)	(62)
Specified tax (benefit)/charge***	—	(15)	—	(71)

Income taxes	(77)	(49)	(69)	(133)

Increase/(Decrease) to net earnings	$163	$69	$156	$83

*	Specified items in cost of products sold include accelerated depreciation, asset impairment and other shutdown costs
**	Specified items in marketing, selling and administrative include process standardization implementation costs.
***	The 2011 specified tax benefit relates to releases of tax reserves that were specified in prior periods.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF CERTAIN NON-GAAP LINE ITEMS TO GAAP LINE ITEMS

FOR THE THREE MONTHS ENDED JUNE 30, 2012 AND 2011

(Unaudited, dollars in millions)

Three months ended June 30, 2012	GAAP	Specified Items*	Non GAAP

Gross Profit	$3,198	147	$3,345

Marketing, Selling and Administrative	1,004	(5)	999

Research and Development	962	(45)	917

Other (income)/expense, net	(18)	(23)	(41)

Effective Tax Rate	23.7%	1.6%	25.3%
Three months ended June 30, 2011	GAAP	Specified Items*	Non GAAP

Gross Profit	$3,953	18	$3,971

Marketing, Selling and Administrative	1,040	(10)	1,030

Research and Development	923	(50)	873

Other (income)/expense, net	(31)	—	(31)

Effective Tax Rate	27.0%	0.9%	27.9%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF CERTAIN NON-GAAP LINE ITEMS TO GAAP LINE ITEMS

FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(Unaudited, dollars in millions)

Six months ended June 30, 2012	GAAP	Specified Items*	Non GAAP

Gross Profit	$7,146	147	$7,293

Marketing, Selling and Administrative	2,006	(13)	1,993

Research and Development	1,871	(103)	1,768

Other (income)/expense, net	5	(92)	(87)

Effective Tax Rate	25.8%	0.3%	26.1%
Six months ended June 30, 2011	GAAP	Specified Items*	Non GAAP

Gross Profit	$7,621	41	$7,662

Marketing, Selling and Administrative	1,968	(14)	1,954

Research and Development	1,858	(153)	1,705

Other (income)/expense, net	(169)	76	(93)

Effective Tax Rate	24.8%	2.1%	26.9%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF NON-GAAP EPS TO GAAP EPS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(Unaudited, amounts in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Earnings Attributable to BMS—GAAP	$645	$902	$1,746	$1,888
Earnings attributable to unvested restricted shares	—	(2)	(2)	(4)

Net Earnings used for Diluted EPS Calculation—GAAP	$645	$900	$1,744	$1,884

Net Earnings Attributable to BMS—GAAP	$645	$902	$1,746	$1,888
Specified Items*	163	69	156	83

Net Earnings—Non-GAAP	808	971	1902	1,971
Earnings attributable to unvested restricted shares	—	(2)	(2)	(4)

Net Earnings used for Diluted EPS Calculation—Non-GAAP	$808	$969	$1,900	$1,967

Average Common Shares Outstanding—Diluted	1,701	1,722	1,704	1,718

Diluted EPS—GAAP	$0.38	$0.52	$1.02	$1.10
Diluted EPS Attributable to Specified Items	0.10	0.04	0.10	0.04

Diluted EPS—Non-GAAP	$0.48	$0.56	$1.12	$1.14

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

NET CASH CALCULATION

AS OF JUNE 30, 2012 AND MARCH 31, 2012

(Unaudited, dollars in millions)

	June 30, 2012	March 31, 2012
Cash and cash equivalents	$2,801	$2,307
Marketable securities—current	2,236	2,722
Marketable securities—long-term	3,732	3,585

Cash, cash equivalents and marketable securities	8,769	8,614
Short-term borrowings	(236)	(145)
Long-term debt	(5,209)	(5,270)

Net cash position	$3,324	$3,199